 EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Wilshire Mutual Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Wilshire Mutual Funds, Inc. for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Wilshire Mutual Funds, Inc. for the stated period.

Chief Executive Officer		Chief Financial Officer

Wilshire Mutual Funds, Inc.		Wilshire Mutual Funds, Inc.

/s/ Jason A. Schwarz		/s/ Michael Wauters
Jason A. Schwarz		Michael Wauters
President and Principal Executive Officer		Treasurer and Principal Financial Officer and Principal Accounting Officer

Date:	3/8/2023	Date:	3/9/2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Wilshire Mutual Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.